UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2022

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

64 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Peter P. Pfreundschuh as Chief Financial Officer

On September 7, 2022, Voyager Therapeutics, Inc. (the “Company”) and Peter P. Pfreundschuh entered into an employment agreement (the “Pfreundschuh Agreement”), pursuant to which Mr. Pfreundschuh agreed to serve as the Chief Financial Officer of the Company, with the first date of employment to commence on September 19, 2022 (the “Pfreundschuh Commencement Date”). The board of directors of the Company (the “Board”) authorized and approved the Pfreundschuh Agreement and the appointment of Mr. Pfreundschuh as Chief Financial Officer on September 6, 2022. Julie Burek has agreed to continue to serve as the Company’s Vice President of Finance, with Mr. Pfreundschuh assuming the roles of principal financial officer and principal accounting officer and oversight responsibility for investor relations.

Mr. Pfreundschuh, age 53, previously served as Chief Financial Officer of Frequency Therapeutics, Inc., a biotechnology company, from December 2020 to April 2022. Prior to joining Frequency, Mr. Pfreundschuh served as Chief Financial Officer, Chief Compliance Officer and Corporate Secretary of UroGen Pharma Ltd., a commercial-stage biopharma company, from August 2018 to October 2020. Prior to joining UroGen, Mr. Pfreundschuh was Chief Financial Officer of Sucampo Pharmaceuticals Inc., a pharmaceutical company, from March 2017 to February 2018, prior to the sale of Sucampo to Mallinckrodt plc; was Executive Vice President and Chief Financial Officer of Immunomedics Inc., a biotechnology company, from September 2013 to September 2016; and was Chief Financial Officer of CircuLite Inc., a medical device company. Mr. Pfreundschuh also previously held senior roles across finance, commercial operations and business development at AstraZeneca Pharmaceuticals and Johnson & Johnson. He started his career as an auditor at Ernst & Young LLP. Mr. Pfreundschuh is a C.P.A. and holds an M.B.A. in finance from Rider University. He has completed master’s coursework in strategic marketing from Northwestern University’s Kellogg School of Management and received his B.S. in accounting from Rutgers University.

Mr. Pfreundschuh has no family relationship with any of the executive officers or directors of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Mr. Pfreundschuh has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Pfreundschuh Agreement provides for Mr. Pfreundschuh’s at-will employment as Chief Financial Officer. Pursuant to the Pfreundschuh Agreement, Mr. Pfreundschuh is entitled to receive an annual base salary of $455,000. He is also eligible to receive an annual cash bonus, determined by and payable at the sole discretion of the Board, at a target level of 40% of his annual base salary then in effect.

In accordance with the Pfreundschuh Agreement, the Board approved the grant to Mr. Pfreundschuh of the following equity awards: (i) effective as of the Pfreundschuh Commencement Date, a stock option to purchase 200,000 shares of the Company’s common stock at an exercise price per share equal to the closing price per share of the Company’s common stock on The Nasdaq Global Select Market on the Pfreundschuh Commencement Date and (ii) effective as of the first day of the calendar quarter immediately following the Pfreundschuh Commencement Date (the “Pfreundschuh RSU Grant Date”), a restricted stock unit award representing the right to receive 125,000 shares of the Company’s common stock. The option award vests over a four-year period, with 25% of the shares underlying the award vesting on the first anniversary of the Pfreundschuh Commencement Date and the remaining 75% of the shares underlying the award vesting monthly over the subsequent three-year period, subject to Mr. Pfreundschuh’s continued employment by the Company. The restricted stock unit award vests over a three-year period, with 33.333% of the shares underlying the award vesting on the first anniversary of the Pfreundschuh RSU Grant Date and an additional 33.333% of the shares underlying the award vesting annually at the end of each subsequent one-year period, subject to Mr. Pfreundschuh’s continued employment by the Company. The option award and the restricted stock unit award are being granted outside of the Company’s 2015 Stock Option and Incentive Plan (the “2015 Plan”) as an inducement material to Mr. Pfreundschuh’s entering into employment with the Company in accordance with Nasdaq Stock Market Listing Rule 5635(c)(4).

Under the Pfreundschuh Agreement, in the event Mr. Pfreundschuh terminates his employment with “good reason” or is terminated without “cause” (as such terms are defined in the Pfreundschuh Agreement), Mr. Pfreundschuh becomes eligible to receive the continuation of his base salary then in effect for a period of 12 months, a pro rata portion of his target annual bonus and continuation of group health insurance premium payments under COBRA for up to 12 months. In the event Mr. Pfreundschuh terminates his employment with “good reason” or is terminated without “cause” within the period ending 12 months following the consummation of a “sale event” (as defined in the Pfreundschuh Agreement), Mr. Pfreundschuh becomes eligible to receive the continuation of his base salary for 12 months, a pro rata portion of his target annual bonus, continuation of group health insurance premium payments under COBRA for up to 12 months and acceleration in full of the vesting of all equity awards held by him that vest solely based on continued service. These severance benefits are subject to the execution and effectiveness of a separation agreement and release of claims in favor of the Company and its affiliates.

The Pfreundschuh Agreement also obligates Mr. Pfreundschuh under standard invention assignment, confidentiality, non-competition, and non-solicitation provisions.

The foregoing description of certain terms of the Pfreundschuh Agreement is qualified in its entirety by reference to the Pfreundschuh Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events.

Appointment of Todd Carter, Ph.D. as Chief Scientific Officer

On September 7, 2022, the Company and Todd Carter, Ph.D. entered into a second amended and restated employment agreement (the “Carter Agreement”), pursuant to which Dr. Carter agreed to serve as the Chief Scientific Officer of the Company, effective on September 19, 2022 (the “Carter Promotion Date”).

Dr. Carter, age 52, has served as the Company’s Senior Vice President of Research since March 2022 and previously served as the Company’s Vice President of Research from November 2018 to March 2022 and as the Company’s Senior Director, Neuroscience from June 2016 to November 2018. Prior to joining the Company in 2016, Dr. Carter served as the Senior Science Advisor to the Office of the Director of the Broad Institute of MIT and Harvard. Previously, he oversaw research at BrainCells Inc. as Senior Director of Biology. Dr. Carter received a B.A. in genetics from Texas A&M University and a Ph.D. in genetics from Columbia University, and he completed his postdoctoral training at the Salk Institute for Biomedical Research.

Dr. Carter has no family relationship with any of the executive officers or directors of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Dr. Carter has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Carter Agreement provides for Dr. Carter’s at-will employment as Chief Scientific Officer. Pursuant to the Carter Agreement, Dr. Carter is entitled to receive an annual base salary of $410,000. He is also eligible to receive an annual cash bonus, determined by and payable at the sole discretion of the Board, at a target level of 40% of his annual base salary then in effect.

In connection with his promotion and pursuant to the Carter Agreement, the Board approved the grant to Dr. Carter of an option to purchase 165,000 shares of common stock of the Company, effective upon the Carter Promotion Date, at an exercise price per share equal to the closing price per share of the Company’s common stock on The Nasdaq Global Select Market on the Carter Promotion Date and vesting in equal monthly installments over a period of 48 months, subject to Dr. Carter’s continued service to the Company. The option award is subject to the terms and conditions of the applicable award agreement and is being granted pursuant to the Company’s 2015 Plan.

Under the Carter Agreement, in the event Dr. Carter terminates his employment with “good reason” or is terminated without “cause” (as such terms are defined in the Carter Agreement), Dr. Carter becomes eligible to receive the continuation of his base salary then in effect for a period of 12 months, a pro rata portion of his target annual bonus and continuation of group health insurance premium payments under COBRA for up to 12 months. In the event Dr. Carter terminates his employment with “good reason” or is terminated without “cause” within the period ending 12 months following the consummation of a “sale event” (as defined in the Carter Agreement), Dr. Carter becomes eligible to receive the continuation of his base salary for 12 months, a pro rata portion of his target annual bonus, continuation of group health insurance premium payments under COBRA for up to 12 months and acceleration in full of the vesting of all equity awards held by him. These severance benefits are subject to the execution and effectiveness of a separation agreement and release of claims in favor of the Company and its affiliates.

The Carter Agreement also obligates Dr. Carter under standard invention assignment, confidentiality, non-competition, and non-solicitation provisions.

The foregoing description of certain terms of the Carter Agreement is qualified in its entirety by reference to the Carter Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Appointment of Trista Morrison as Senior Vice President of Corporate Affairs and Chief of Staff to the Chief Executive Officer

On September 6, 2022, the Compensation Committee of the Board approved the appointment of and terms of compensation for Trista Morrison to serve as Senior Vice President of Corporate Affairs and Chief of Staff to the Chief Executive Officer of the Company, effective as of September 19, 2022.

Ms. Morrison has more than 20 years of experience in healthcare public affairs, including strategic communications, investor relations and patient advocacy. Most recently, she served as Chief Corporate Affairs Officer for Saniona, a multinational, clinical-stage rare disease company. Prior to Saniona, Ms. Morrison served as Vice President of Communications and Patient Advocacy in North America for Sobi, a rare disease company. Ms. Morrison also previously founded the public relations consulting firm PR with Purpose LLC and served in multiple roles in biotechnology public relations. She received a B.S. from Tulane University.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, by and between Voyager Therapeutics, Inc. and Peter Pfreundschuh, effective as of September 7, 2022.
10.2	Employment Agreement, by and between Voyager Therapeutics, Inc. and Todd Carter, Ph.D., effective as of September 7, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2022	VOYAGER THERAPEUTICS, INC.

	By:	/s/ Alfred Sandrock, M.D., Ph.D.
Alfred Sandrock, M.D., Ph.D.
Chief Executive Officer, President, and Director (Principal Executive Officer)